UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2017
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Grants

On August 11, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Aevi Genomic Medicine, Inc. (the “Company”) approved retention awards of options to purchase shares of the Company’s common stock to certain executive officers of the Company pursuant to the Company’s Stock Incentive Plan, as amended and restated (the “Plan”). The options are exercisable for $1.32 per share (the closing price on the date of grant) and will vest as follows (rounded up to the nearest whole share of common stock): one-third on August 11, 2018, then the remaining amount vesting in 24 equal monthly installments on the 11th day of each subsequent calendar month, subject to the recipient’s continued employment with the Company. The stock options are subject to accelerated vesting upon the occurrence of a “Change in Control” as provided in the Plan.

The table below sets forth the number of stock options awarded to the Company’s executive officers:

Name	Title	Number of Options
Michael F. Cola	President and Chief Executive Officer	500,000
Brian D. Piper	Chief Financial Officer and Corporate Secretary	380,000
Garry A. Neil	Chief Scientific Officer	400,000

Base Salary Increase

In addition, the Compensation Committee approved an increase in the annual base salary for Brian D. Piper, the Company’s Chief Financial Officer and Corporate Secretary, from $300,000 to $330,000, effective as of August 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

Date: August 15, 2017	By:	/s/ Michael F. Cola
	Name:	Michael F. Cola
	Title:	President and Chief Executive Officer